 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 February 17, 2022

MakingOrg, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55260	39-2079723
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

618 Brea Canyon Rd. Ste A

Walnut, CA 91789

(Address of principal executive offices)

213-805-5799

 (Registrant's telephone number, including area code)

______________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common stock

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CQCQ	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Definitive Material Agreement.

On February 23, 2022, MakingORG, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Junlong He for Junlong He to act as the Company’s Chief Operating Officer. Pursuant to the Agreement, Junlong He will be issued 100,000 shares of common stock per year for the two-year term of the Agreement. As COO, Junlong He will be responsible for the Company’s expansion into the global market.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2022, the Board of Directors of the Company appointed Junlong He as the Company’s Chief Operating Officer.

Junlong He (55) was appointed Chief Operating Officer of the Company on February 17, 2022. Since 2014, Mr. He has been and is still currently the President of HeTaiJi International Culture Development Co., Ltd. (“HeTaiJi”). He has also been the dean of TaiChi Culture Research Institute and the dean of Wudang He TaiChi Academy. Junlong He received his Master of Medicine from Chinese Medicine Research Institute in Shanxi Province. He also obtained EMBA from Academy of Information Science and Technology in Tsinghua University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated February 23, 2022, by and between the Company and Junlong He.

99.1	Resolutions accepting resignation and appointment of officer

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MakingOrg, Inc.

February 25, 2022	By:	/s/ Juanzi Cui
Juanzi Cui
President

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